EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Buffalo Wild Wings, Inc:

         We consent to the incorporation by reference in the registration statement (No. 333-110767 and 333-134513) on Form S-8 of Buffalo Wild Wings, Inc., of our reports dated March 8, 2007, with respect to the consolidated balance sheets of Buffalo Wild Wings, Inc. and subsidiaries as of December 31, 2006 and December 25, 2005 and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the fiscal years in the three-year period ended December 31, 2006 and the related consolidated statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Buffalo Wild Wings, Inc.

         Our report on the consolidated financial statements refers to the Company's adoption of the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, on December 26, 2005.



Minneapolis, Minnesota
March 12, 2007



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